UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 29, 2024

(Date of earliest event reported)

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 2100, Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

214-427-1704

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 8.01. Other Matters

Convertible Notes Offering

On October 30, 2024, Applied Digital Corporation, a Nevada corporation (the “Company”), issued a press release announcing its intention to offer, subject to market conditions and other factors, $300 million aggregate principal amount of convertible senior notes due 2030 (the “Convertible Notes”) in a private offering (the “Convertible Notes Offering”) to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended, and to grant to the initial purchasers of the Convertible Notes an option to purchase, within a 13-day period beginning on, and including, the date on which the Convertible Notes are first issued, up to an additional $45 million aggregate principal amount of the Convertible Notes.

In connection with the Convertible Notes Offering, the Company expects to repurchase shares of common stock in an amount of up to one third of the final aggregate principal amount of the Convertible Notes, through (i) privately negotiated transactions effected concurrently with the pricing of the Convertible Notes (where the Company expects the purchase price per share of the common stock repurchased in such transactions to be equal to the closing price per share of the common stock on the date the Convertible Notes Offering of the Convertible Notes is priced) and (ii) in certain prepaid forward transactions with one of the initial purchasers of the Convertible Notes or their affiliates.

A copy of the press release announcing the Convertible Notes Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Consent, Waiver and Amendment to Prepaid Advance Agreement

On October 29, 2024, the Company entered into certain amendments to its Prepaid Advance Agreement and related promissory note with YA II PN, LTD, each dated March 27, 2024. The amendments (i) provide consent to the Convertible Notes Offering and share repurchase transactions described herein and (ii) remove certain prior restrictions on redemption of the promissory note before January 1, 2025. The Company anticipates repaying any remaining balance of the promissory note, approximately $6.9 million, in cash pursuant to its terms on or prior to its stated maturity date.

The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated October 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	October 30, 2024	By:	/s/ Mohammad Saidal L. Mohmand
		Name:	Mohammad Saidal L. Mohmand
		Title:	Chief Financial Officer